 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

CREDEX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-54142	16-1731286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

848 Rainbow Blvd, # 2096 Las Vegas, Nevada 89107

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (801) 243-5661

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 19, 2014, Credex Corporation and Kirida Resources Inc. entered into an Amended and Restated Memorandum of Understanding ( “MOU”) for the purpose of financing, developing plans and ultimately creating a new jointly owned company to harvest, process, develop, produce and export timber-related products in Papua New Guinea and/or West Africa (“Project”).

The Parties will use their reasonable best efforts to seek a permit for a Project with a minimum of 100,000 acres with a minimum timber valuation of $25 million. The Parties estimate that initial evaluation phase of the Project will cost $60,000; the acquisition, design and business plan phase of the Project will cost $500,000; and the production phase of the Project will cost $5,000,000.

If Credex is successful in raising funds from its public offering, Credex and Kirida will form a new legal entity in a jurisdiction to be determined to own the Project (the “Owner”). Upon formation of the entity, Credex will receive 90% of the equity of the Owner and Service Merchants Corp (a majority shareholder of Credex) will receive 10% of the equity of the Owner. Upon Kirida securing a Project with a minimum value of $25 million that is approved by both Credex and Kirida, Credex agrees to transfer 42% of its 90% equity stake in Owner resulting in Credex owning 48% of Owner, Kirida owning 42% of Owner and Service Merchants Corp owning 10% of Owner.

Any funds raised by the issuance of common shares by Credex shall be held in escrow by Credex. Prior to the formation of Owner, all funds shall be the sole property of Credex and released to Credex in its sole discretion. If Credex elects to terminate the MOU, funds in escrow will be disbursed on a 58-42% basis between Credex and Kirida. If Kirida elects to terminate this MOU, all funds in escrow will be disbursed to Credex and Kirida will pay Credex $50,000 to compensate Credex for the work undertaken by Credex in furtherance of the Project. If there is an early termination by either of the Parties and Owner has acquired assets at the time of such termination then all assets acquired by Owner pursuant to the MOU will be split on a 58-42% basis between Credex and Kirida, respectively.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction, the anticipated results of the transaction, the timing of the transaction and the Litigation. Credex intends such forward looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Credex, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, and the ability of the parties to consummate the proposed transaction and those risks set forth in Credex’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Risk Factors” and in other reports subsequently filed with the SEC. Credex undertakes no obligation to update any forward-looking statements, which speak only as of the date of this document, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDEX CORPORATION
Date: February 20, 2013	By:	/s/ Russell Heaton
Russell Heaton
President, Chief Executive Officer, Secretary, Treasurer and Director